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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                              BROADVIEW MEDIA, INC.
             (Exact Name of Registrant as Specified in its Charter)

          MINNESOTA                                    41-0641789
     (State or Other Juris-                        (I.R.S. Employer
    diction of Incorporation                     Identification Number)
       or Organization)


                              4455 WEST 77TH STREET
                          MINNEAPOLIS, MINNESOTA 55535
              (Address of Principal Executive Office and Zip Code)



                  BROADVIEW MEDIA, INC. 1993 STOCK OPTION PLAN
                            (Full Title of the Plan)



                         Kenneth Ritterspach, President
                              Broadview Media, Inc.
                              4455 West 77th Street
                          Minneapolis, Minnesota 55435
                                 (612) 835-4455
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:

                                 David C. Grorud
                            Fredrikson & Byron, P.A.
                            1100 International Centre
                          Minneapolis, Minnesota 55402


                                           CALCULATION OF REGISTRATION FEE
====================================================================================================================

                                                                            PROPOSED
                                                 PROPOSED MAXIMUM            MAXIMUM
  TITLE OF SECURITIES        AMOUNT TO BE          OFFERING PRICE           AGGREGATE              AMOUNT OF
   TO BE REGISTERED          REGISTERED(1)          PER SHARE(2)         OFFERING PRICE(2)      REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
  Options to Purchase
Common Stock under the
         Plan                 Indefinite               $ 0.00                 $ 0.00                 $ 0.00

 Common Stock issuable
   upon exercise of
 options granted under
     the Plan (3)
                            125,000 shares              $1.72                $215,000                $53.75

        TOTAL:
                                                                                                     $53.75

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====================================================================================================================
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(1)      In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein and any additional securities which may become issuable pursuant to anti-dilution provisions of the plan.

(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee and based upon the average of the bid and asked prices of the Registrant's Common Stock on February 15, 2001.

(3) Each share of Common Stock includes a Preferred Stock Purchase Right pursuant to the Registrant's Shareholder Rights Plan.


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         The purpose of this Registration Statement is to register additional shares for issuance under the Registrant's 1993 Stock Option Plan. The contents of the Registrant's Registration Statements on Form S-8, Reg. No. 33-69036 and
Reg. No. 333-83769, are incorporated herein by reference.



                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis and State of Minnesota, on the 20th day of February, 2001.


                                   BROADVIEW MEDIA, INC.
                                   (the "Registrant")



                                   By       Kenneth Ritterspach
                                     -------------------------------------------
                                            President
                                     -------------------------------------------



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                               (Power of Attorney)

         Each of the undersigned constitutes and appoints Kenneth Ritterspach and Dean Bachelor his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Form S-8
Registration Statement of Broadview Media, Inc. relating to the Company's 1993
Stock Option Plan and any or all amendments or post-effective amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all



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that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Signature                                   Title                                       Date
         ---------                                   -----                                       ----

/s/ Dean Bachelor                           Chief Executive Officer
------------------------------------       (principal executive                         Feb 20, 2001
Dean Bachelor                               officer and principal financial
                                            and accounting officer)


/s/ Dean Bachelor                           Director                                    Feb 20, 2001
------------------------------------
Dean Bachelor


/s/ Ronald V. Kelly                         Director                                    Feb 20, 2001
------------------------------------
Ronald V. Kelly


/s/ Steven Lose                             Director                                    Feb 20, 2001
------------------------------------
Steven Lose


/s/ John C. McGrath                         Director                                    Feb 20, 2001
------------------------------------
John C. McGrath


/s/ Gerald W. Simonson                      Director                                    Feb 20, 2001
------------------------------------
Gerald W. Simonson




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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                              BROADVIEW MEDIA, INC.


                         Form S-8 Registration Statement



                                  EXHIBIT INDEX


Exhibit
Number            Exhibit Description

 5                Opinion and Consent of counsel re securities under the Plan
23.1              Consent of counsel (See Exhibit 5)
23.2              Consent of independent accountants
24                Power of attorney (See Signature Page)






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